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                                                                     EXHIBIT 3.8
                                                                     -----------



                                    BY-LAWS








                               ITEK GRAPHIX CORP.

                             A DELAWARE CORPORATION








                                               Adopted:        January 14, 1986

                                               Amended and
                                               Restated:       September 9, 1986

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                               ITEK GRAPHIX CORP.
                            (a Delaware corporation)

                                    BY-LAWS
                                    -------



                                   ARTICLE I
                                  Stockholders
                                  ------------

        Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held on such day each year, other than a legal holiday, as may be fixed by the Board of Directors from time to time, but in any event not sooner than thirty days nor later than one-hundred-twenty days after the close of the Corporation's fiscal year-end. The meeting may be held at such time and such place within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of the meeting.

        Section 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, by the President, or by any number of stockholders owning an aggregate of not less than twenty-five percent of the member of outstanding shares of capital stock entitled to vote. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware as specified in the notice thereof.

        Section 3. NOTICE OF MEETINGS. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten nor more than sixty days prior to the meeting. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, waive notice of any meeting, in writing or by telegraph, cable, telex, telecopy or other standard form of written telecommunication whether before or after such meeting be held, the notice thereof need not be given to him. The attendance of any stockholder at a meeting, in person or by proxy, without

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protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of any adjourned meeting of stockholders need not be given except as provided in Section 5 of this Article I.

        Section 4. QUORUM. Subject to the provisions of law in respect of the vote that shall be required for a specific action, the number of shares the holders of which shall be present or represented by proxy at any meeting of stockholders in order to constitute a quorum for the transaction of any business shall be a majority of all the shares issued and outstanding and entitled to vote at such meeting.

        Section 5. ADJOURNMENT. At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time. Except as provided by law, notice of such adjourned meeting need not be given otherwise than by announcement of the time and place of such adjourned meeting at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

        Section 6. ORGANIZATION. Unless the Board of Directors shall designate a certain director or officer, the Chairman of the Board or, in his absence or non-election, the President or, in the absence of both of the foregoing officers, a Vice President, shall call meetings of the stockholders to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the President, or a Vice President, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman, who may be the Secretary of the Corporation. Unless the Board of Directors shall designate a certain director or officer, the Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

        Section 7. VOTING. Each stockholder shall, except as otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any matter before the meeting shall be by ballot. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, all matters shall be decided by a majority of the votes cast thereon, except that approval of the


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following matters shall be decided by the vote of the holders of a majority of issued and outstanding stock of the Corporation entitled to vote in respect thereof: (i) amendment of the Certificate of Incorporation; (ii) amendment of the By-Laws; (iii) approval of a merger or consolidation; (iv) approval of a sale, lease or exchange of all or substantially all of the Corporation's property and assets; or (v) approval of a dissolution.

        Section 8. STOCKHOLDERS LIST. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole thereof and may be inspected by any stockholder who is present.

        Section 9. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

        Section 10. JUDGES OF VOTING. The Board of Directors may at any time appoint two or more persons to serve as Judges of Voting at the next-succeeding annual meeting of stockholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Judges of Voting. If the Board of Directors fails to appoint Judges of Voting, or if any Judge of Voting appointed be absent or refuse to act, or if his office becomes vacant and be not filled by the Board of Directors, the Chairman of any meeting of the stockholders may appoint one or more temporary Judges of Voting for such meeting. All proxies shall be filed with the Judges of Voting of the meeting before being voted upon.

        Section 11. ACTION BY CONSENT. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the


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corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II
                               Board of Directors
                               ------------------

        Section 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

        Section 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors shall be as set from time to time by the Board of Directors, but not more than twelve nor less than one. Directors need not be stockholders. Each director shall hold office for the term for which he is appointed or elected and until his successor (unless there shall be no successor) shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 3. QUORUM AND MANNER OF ACTION. Except as otherwise provided by statute or these By-Laws, a majority of the members of the Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such.

        Section 4. PLACE OF MEETING, ETC. The Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware, as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

        Section 5. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held for the election of officers and the transaction of other business as soon as practicable after each annual meeting of stockholders, and other regular meetings of said Board shall be held at such times and places as said Board shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held in pursuance thereof, and, unless it shall be a meeting after the annual meeting of stockholders at which he was elected, a copy of


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the resolution fixing the time or place of regular meetings shall be mailed to any newly elected director at least five days before the first regular meeting that he is entitled to attend.

        Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by a majority of the Board of Directors, by a sole remaining director or by the holders of a majority of the issued and outstanding common stock of the Corporation at the next annual meeting or any special meeting called for the purpose. Notice of such special meeting, designating its time and place, and signed by the majority of the Board of Directors who are calling it, shall be mailed to every other director at least five days before such meeting unless receipt of such notice shall have been waived by all directors entitled to receive it. In case all the directors shall die or resign or be removed or be disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors may be elected.

        Section 7. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        Section 8. ORGANIZATION. Unless a majority of the Board of Directors shall designate a certain director or officer, at each meeting of the Board of Directors, the Chairman of the Board or, in his absence or non-election, the President or, in the absence of both of the foregoing officers, a director chosen by a majority of the directors shall act as Chairman. Unless a majority of the Board of Directors shall designate a certain director or officer, the Secretary or, in his absence, as Assistant Secretary or, in the absence of both the Secretary and Assistant Secretary, any person appointed by the Chairman shall act as secretary of the meeting.

        Section 9. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 10. REMOVAL OF DIRECTORS. Except as otherwise provided by law or the Certificate of Incorporation, any director may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Corporation at a special meeting of the stockholders called for the purpose or by a consent of stockholders as provided for in Section 11 of Article I hereof; and the vacancy in the Board caused by any such removal may be



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filled by the stockholders at such meeting or by such consent or by the Board of
Directors in the manner provided in Section 11 of this Article II.

        Section 11. VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by the majority vote of the remaining directors at any meeting, by a sole remaining director or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose or by a consent of stockholders as provided for in Section 2 of Article I hereof. Each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor (unless there shall be no successor) shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of stockholders, at which directors may be elected for the unexpired term.

        Section 12. COMPENSATION OF DIRECTORS. Directors shall receive such sums for their services and expenses as may be directed by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 13. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors designate one or more committees, including without limitation an executive committee, each such committee to consist of one or more directors of the Corporation and to have such power and authority as is designated in the resolution establishing such committee and is consistent with law.

        Section 14. PARTICIPATION IN MEETINGS. Members of the Board of Directors may participate in any meeting of the Board by means of conference, telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        Section 15. LIMITATION OF DIRECTOR'S LIABILITY. The liability, if any, of each director of the Corporation to the Corporation, its stockholders or any other person, or any of them, for monetary damages or otherwise shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time. In furtherance and not in limitation of the generality of the foregoing, no director of the


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Corporation shall be liable to the Corporation, its stockholders or any other person, or any of them, for monetary damages for breach of fiduciary duty as a director; provided that this Section 15 shall not, unless otherwise permitted under the General Corporation Law of the State of Delaware, as amended from time to time, be deemed to eliminate or limit liability of a director to the Corporation or its stockholders (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as amended from time to time, or (iv) for any transaction from which such director derived an improper personal benefit.

                                  ARTICLE III
                                    Officers
                                    --------

        Section 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a President, a Treasurer and a Secretary or such other officers as the Board of Directors may designate. In addition, the Board may elect a Chairman of the Board and appoint such other officers, including one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and employees of the Corporation as may be deemed necessary or desirable and any of whom may be designated an executive officer. All officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as the Board of Directors may from time to time prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove subordinate officers, agents and employees and to prescribe the powers and duties thereof. Any number of offices may be held by the same person.

        Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers shall be elected annually by the Board of Directors at their first meeting after each annual meeting of the stockholders of the Corporation. Each officer, shall hold office until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner provided in these By-Laws. The Chairman of the Board of Directors shall be chosen from among the directors.

        Section 3. REMOVAL. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected or appointed by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors.

        Section 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, the president


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or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

        Section 6. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE IV
                 Contracts, Checks, Drafts, Bank Accounts, Etc.
                 ----------------------------------------------

        Section 1. CONTRACTS, ETC.; HOW EXECUTED. Except as otherwise provided in these By-Laws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument, in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by these By-Laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or amount.

        Section 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or employee or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

        Section 3. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may designate from time to time or as may be designated from time to time by any officer or officers of the Corporation to whom such power may be delegated by the Board of Directors; and, for the purpose of such deposit, any officer as the Board of Directors may designate may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

        Section 4. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may authorize from time to time the opening and keeping, with such banks, trust companies or other depositaries as it may



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designate, of general and special bank accounts and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

        Section 5. PROXIES. Except as otherwise provided in these By-Laws or in the Certificate of Incorporation of the Corporation, and unless otherwise provided by resolution of the Board of Directors, the officers designated by the Board of Directors may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                   ARTICLE V
                           Shares and Their Transfer
                           -------------------------

        Section 1. CERTIFICATES OF STOCK. Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with law, as shall be approved by the Board of Directors. They shall be numbered in order of their issue and shall be signed by any two officers, one of whom shall be an executive officer, and the seal of the Corporation shall be affixed thereto. The signatures of any such officers and the seal of the Corporation upon such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar.

        Section 2. TRANSFER OF STOCK. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other


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claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        Section 3. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor or the failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation or any other officer of the Corporation designated by the Board of Directors for such purpose, may, in its or his discretion, cause to be issued to such holder a new certificate or certificates of stock, upon compliance with such rules, regulations and/or procedures as may have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such other certificate or certificates of stock.

        Section 4. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which in the case of a meeting, but not a consent action, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and only such stockholders as shall be stockholders of record of the date so fixed shall be entitled to such notice of, and to vote at, such meeting and (except as provided in Section 4 of Article I hereof) any adjournment thereof, or to express consent to any such corporate action, to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                   ARTICLE VI
                                      Seal
                                      ----

        The Board of Directors shall provide a suitable seal containing the name of the Corporation and its state of incorporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. If and when so directed by the Board of Directors, duplicates of the seal may be kept and be used by officers of the Corporation designated by the Board.

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                                  ARTICLE VII
                            Miscellaneous Provisions
                            ------------------------

        Section 1. FISCAL YEAR. The fiscal year of the Corporation shall end on such date in each year as shall be fixed by the Board of Directors of the Corporation from time to time.

        Section 2. WAIVERS OF NOTICE. Whenever any notice of any nature is required by law, the provisions of the Certificate of Incorporation or of these By-Laws, to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

        Section 3. QUALIFYING IN FOREIGN JURISDICTIONS. The Board of Directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.

        Section 4. INDEMNIFICATION. The Corporation shall, to the full extent permitted by the laws of the State of Delaware and the Certificate of Incorporation, in each case as amended from time to time, defend and indemnify all past, present and future directors, officers, employees and agents of the Corporation or any of its subsidiaries whom it has the power to indemnify pursuant thereto.

        Section 5. AMENDMENTS. In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation; provided, that a By-Law provision adopted by vote of the stockholders of the Corporation may be altered, amended or repealed, in whole or in part, only by vote of the stockholders if such exclusive right has been expressly reserved by the stockholders in the resolution adopting the same.


                                *       *       *


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